UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

THE READER’S DIGEST ASSOCIATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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26th December 2006

Dear Employee,

Further to the announcement regarding signing of the merger agreement providing for the acquisition of the outstanding common shares of Reader’s Digest Association by an investor group led by Ripplewood Holdings in a merger, please find enclosed the following:

•                    A proxy statement containing information about the proposed merger

•                    A Voting Direction Card with instructions

As you were granted free shares in Reader’s Digest Association in 2002, through the Share Incentive Plan (SIP), you are eligible to instruct Yorkshire Building Society (YBS - the trustee of the plan), how to vote your shares.  Adoption of the merger agreement by a majority of the outstanding common shares of Reader’s Digest is one of the conditions to the completion of the merger.

You should read all the enclosed documentation and then elect one of the options on the enclosed proxy form. Once you have done so, you need to return the form to YBS c/o MacKenzie Partners, Corporate Election Services, PO Box 1150, Pittsburgh PA 15230-9672, United States of America in the prepaid envelope or vote via the internet as indicated on the proxy form. All forms and internet votes must be received by MacKenzie Partners by 5 p.m. London time, on 23rd January 2007.  While it is not mandatory for you to vote,  your vote is important.  If you do not vote, that will count as a vote against adoption of the merger agreement.

If you have any questions please contact a member of the Human Resources Team, or a member of the Share Incentive Team at YBS.  If you have any questions about the proxy statement, you may call MacKenzie Partners, Inc., Reader’s Digest’s proxy solicitor on 44-207-170-4155 or 001-212-929-5500.

Thank you in advance for your co-operation.

Yours sincerely

Bridget Patton

Human Resources Director

Enc:

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Those forward-looking statements include all statements other than those made solely with respect to historical fact.  Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.  These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against The Reader’s Digest Association, Inc. (“RDA”) and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the merger, including the receipt of financing and anti-trust approval; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (5) other factors described in RDA’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond RDA’s ability to control or predict.  RDA undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, RDA will file a definitive proxy statement with the Securities and Exchange Commission.  Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto.  Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by RDA at the Securities and Exchange Commission’s web site at www.sec.gov.  The definitive proxy statement and such other documents may also be obtained for free from RDA by directing such request to Dawn LaMorte at 914-244-5218.

RDA and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger.  Information concerning the interests of RDA’s participants in the solicitation, which may be different than those of RDA shareholders generally, is set forth in RDA’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger when it becomes available.